NEUBERGER BERMAN EQUITY FUNDS
AMENDED AND RESTATED TRUST INSTRUMENT
This AMENDED AND RESTATED TRUST INSTRUMENT is made on December 14 2005 by the Trustees to establish a business trust for the investment and reinvestment of funds contributed to the Trust by investors. It hereby amends the Trust Instrument dated December 23 1992. The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument is Neuberger Berman Equity Funds.

ARTICLE I
DEFINITIONS
      Unless otherwise provided or required by the context:
      a	Bylaws means the Bylaws of the Trust adopted by the Trustees as amended from time to time

      b	Class means the class of Shares of a Series established pursuant to
      Article IV

      c	Commission Interested Person and Principal Underwriter have the meanings provided in the 1940 Act

      d	Covered Person means a person so defined in Article IX Section 2

      e	Delaware Act means Chapter 38 of Title 12 of the Delaware Code entitled Treatment of Delaware Business Trusts as amended from time to time

      f	Majority Shareholder Vote means the vote of a majority of the outstanding voting securities as defined in the 1940 Act

      g	Net Asset Value means the net asset value of each Series of the Trust determined as provided in Article V Section 3

      h	Outstanding Shares means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding but does not include Shares which have been repurchased or redeemed by the Trust and which are held in the treasury of the Trust

      i	Series means a series of Shares established pursuant to Article IV

      j	Shareholder means a record owner of Outstanding Shares

      k	Shares means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time including whole Shares and fractions of Shares

      l	Trust means Neuberger & Berman Equity Funds established hereby and reference to the Trust when applicable to one or more Series refers to that Series

      m	Trustees means the persons who have signed this Trust Instrument so long as they shall continue in office in accordance with the terms hereof and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II in all cases in their capacities as Trustees hereunder

      n	Trust Property means any and all property real or personal tangible or intangible which is owned or held by or for the Trust or any Series or the Trustees on behalf of the Trust or any Series

      o	The 1940 Act means the Investment Company Act of 1940 as amended from time to time.
ARTICLE II
THE TRUSTEES
Section 1. Management of the Trust. The business and affairs of the Trust shall be managed by or under the direction of the Trustees and they shall have all powers necessary or desirable to carry out that responsibility. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust. Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

Section 2. Initial Trustees Election and Number of Trustees. The initial Trustees shall be the persons initially signing this Trust Instrument.
The number of Trustees other than the initial Trustees shall be fixed from time to time by a majority of the Trustees provided that there shall be at least two 2 Trustees. The Shareholders shall elect the Trustees other than the initial Trustees on such dates as the Trustees may fix from time to time.

Section 3. Term of Office of Trustees. Each Trustee shall hold office for life or until his successor is elected or the Trust terminates except that a any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein b any Trustee may be removed with or without cause at any time by a written instrument signed by at least twothirds of the other Trustees specifying the effective date of removal c any Trustee who requests to be retired or who has become physically or mentally incapacitated or is otherwise unable to serve may be retired by a written instrument signed by a majority of the other Trustees specifying the effective date of retirement and d any Trustee may be removed at any meeting of the Shareholders by a vote of at least twothirds of the Outstanding Shares.

Section 4. Vacancies Appointment of Trustees. Whenever a vacancy shall exist in the Board of Trustees regardless of the reason for such vacancy the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy consistent with the limitations under the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees duly adopted and recorded in the records of the Trust specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement resignation or removal of a Trustee or an increase in number of Trustees provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted hi s appointment in writing the trust estate shall vest in the new Trustee together with the continuing Trustees without any further act or conveyance and he shall be deemed a Trustee hereunder. The power of appointment is subject to Section 16a of the 1940 Act.

Section 5. Temporary Vacancy or Absence. Whenever a vacancy in the Board of Trustees shall occur until such vacancy is filled or while any Trustee is absent from his domicile unless that Trustee has made arrangements to be informed about and to participate in the affairs of the Trust during such absence or is physically or mentally incapacitated the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy absence or incapacity shall be conclusive. Any Trustee may by power of attorney delegate his powers as Trustee for a period not exceeding six 6 months at any one time to any other Trustee or Trustees.

Section 6. Chairman. The Trustees shall appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees shall be responsible for the execution of policies established by the Trustees and the administration of the Trust and may be the chief executive financial and/or accounting officer of the Trust.

Section 7. Action by the Trustees. The Trustees shall act by majority vote at a meeting duly called including at a telephonic meeting unless the 1940 Act requires that a particular action be taken only at a meeting of Trustees in person at which a quorum is present or by written consent of a majority of Trustees or such greater number as may be required by applicable law without a meeting. A majority of the Trustees shall constitute a quorum at any meeting. Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or by any two other Trustees. Notice of the time date and place of all Trustees meetings shall be given to each Trustee by telephone facsimile or other electronic mechanism sent to his home or business address at least twentyfour hours in advance of the meeting or by written notice mailed to his home or business address at least seventytwo hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

Section 8. Ownership of Trust Property. The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trust or in the name of any person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof but each Shareholder shall have as provided in Article IV a proportionate undivided beneficial interest in the Trust or Series represented by Shares.

Section 9. Effect of Trustees Not Serving. The death resignation retirement removal incapacity or inability or refusal to serve of the Trustees or any one of them shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

Section 10. Trustees etc. as Shareholders. Subject to any restrictions in the Bylaws any Trustee officer agent or independent contractor of the Trust may acquire own and dispose of Shares to the same extent as any other Shareholder the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such person is interested subject only to any general limitations herein.
ARTICLE III
POWERS OF THE TRUSTEES
Section 1. Powers. The Trustees in all instances shall act as principals free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments but shall have full power and authority to make any investments which they in their sole discretion deem proper to accomplish the purposes of the Trust. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the Bylaws or resolutions of the Trust the Trustees shall have power and authority without limitation:

a	To invest and reinvest cash and other property and to hold cash or other property uninvested without in any event being bound or limited by any current or future law or custom concerning investments by trustees and to sell exchange lend pledge mortgage hypothecate write options on and lease any or all of the Trust Property to invest in obligations and securities of any kind and without regard to whether they may mature before the possible termination of the Trust and without limitation to invest all or any part of its cash and other property in securities issued by a registered investment company or series thereof subject to the provisions of the 1940 Act

b	To operate as and carry on the business of a registered investment company and exercise all the powers necessary and proper to conduct such a business

c	To adopt Bylaws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders

d	To elect and remove such officers and appoint and terminate such agents as they deem appropriate

e	To employ as custodian of any assets of the Trust subject to any provisions herein or in the Bylaws one or more banks trust companies or companies that are members of a national securities exchange or other entities permitted by the
Commission to serve as such

f	To retain one or more transfer agents and Shareholder servicing agents or both
g	To provide for the distribution of Shares either through a Principal
Underwriter as provided herein or by the Trust itself or both or pursuant to a distribution plan of any kind

h	To set record dates in the manner provided for herein or in the Bylaws

i	To delegate such authority as they consider desirable to any officers of the Trust and to any agent independent contractor manager investment adviser custodian or underwriter

j	To sell or exchange any or all of the assets of the Trust subject to Article X Section 4

k	To vote or give assent or exercise any rights of ownership with respect to other securities or property and to execute and deliver powers of attorney delegating such power to other persons

l	To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities

m	To hold any security or other property i in a form not indicating any trust whether in bearer book entry unregistered or other negotiable form or ii either in the Trusts or Trustees own name or in the name of a custodian or a nominee or nominees subject to safeguards according to the usual practice of business trusts or investment companies

n	To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes and with separate Shares representing beneficial interests in such Series and to establish separate Classes all in accordance with the provisions of
Article IV

o	To the full extent permitted by Section 3804 of the Delaware Act to allocate assets liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article IV Section 4

p	To consent to or participate in any plan for the reorganization consolidation or merger of any corporation or concern whose securities are held by the Trust to consent to any contract lease mortgage purchase or sale of property by such corporation or concern and to pay calls or subscriptions with respect to any security held in the Trust

q	To compromise arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy including but not limited to claims for taxes

r	To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for

s	To borrow money

t	To establish from time to time a minimum total investment for
Shareholders and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder

u	To establish committees for such purposes with such membership and with such responsibilities as the Trustees may consider proper including a committee consisting of fewer than all of the Trustees then in office which may act for and bind the Trustees and the Trust with respect to the institution prosecution dismissal settlement review or investigation of any legal action suit or proceeding pending or threatened

v	To issue sell repurchase redeem cancel retire acquire hold resell reissue dispose of and otherwise deal in Shares to establish terms and conditions regarding the issuance sale repurchase redemption cancellation retirement acquisition holding resale reissuance disposition of or dealing in Shares and subject to Articles IV and V to apply to any such repurchase redemption retirement cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued and

w	To carry on any other business in connection with or incidental to any of the foregoing powers to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers and to take every other action incidental to the foregoing business or purposes objects or powers.

The clauses above shall be construed as objects and powers and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees or to see to the application of any payments made or property transferred to the Trustees or upon their order.
In construing this Trust Instrument the presumption shall be in favor of a grant of power to the Trustees.

Section 2. Certain Transactions. Except as prohibited by applicable law the Trustees may on behalf of the Trust buy any securities from or sell any securities to or lend any assets of the Trust to any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal or have any such dealings with any investment adviser administrator distributor or transfer agent for the Trust or with any Interested Person of such person. The Trust may employ any such person or entity in which such person is an Interested Person as broker legal counsel registrar investment adviser administrator distributor transfer agent dividend disbursing agent custodian or in any other capacity upon customary terms.

ARTICLE IV
SERIES CLASSES SHARES
Section 1. Establishment of Series or Class. The Trust shall consist of one or more Series. The Trustees hereby establish the Series listed in Schedule A attached hereto and made a part hereof. Each additional Series shall be established by the adoption of a resolution of the Trustees.
The Trustees may designate the relative rights and preferences of the Shares of each Series. The Trustees may divide the Shares of any Series into Classes. In such case each Class of a Series shall represent interests in the assets of that Series and have identical voting dividend liquidation and other rights and the same terms and conditions except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series. A Series may issue any number of Shares and need not issue Shares. Each
Share of a Series shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series shall be entitled to receive his pro rata share of all distributions made with respect to such Series. Upon redemption of his Shares such Shareholder shall be paid solely out of the funds and property of such Series. The Trustees may change the name of any Series or Class.

Section 2. Shares. The beneficial interest in the Trust shall be divided into Shares of one or more separate and distinct Series or Classes established by the Trustees. The number of Shares of each Series and Class is unlimited and each Share shall have a par value of $0.001 per Share. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust. The Trustees shall have full power and authority in their sole discretion and without obtaining Shareholder approval: to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate to issue fractional Shares and Shares held in the treasury to establish and to change in any manner Shares of any Series or Classes with such preferences terms of convers ion voting powers rights and privileges as the Trustees may determine but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares to divide or combine the Shares of any Series or Classes into a greater or lesser number to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes of Shares to abolish any one or more Series or Classes of Shares to issue Shares to acquire other assets including assets subject to and in connection with the assumption of liabilities and businesses and to take such other action with respect to the Shares as the Trustees may deem desirable. Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

Section 3. Investment in the Trust. The Trustees shall accept investments in any Series from such persons and on such terms as they may from time to time authorize. At the Trustees discretion such investments subject to applicable law may be in the form of cash or securities in which that Series is authorized to invest valued as provided in Article V Section 3. Investments in a Series shall be credited to each Shareholders account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees provided however that the Trustees may in their sole discretion a impose a sales charge upon investments in any Series or Class b issue fractional Shares or c determine the Net Asset Value per Share of the initial capital contribution. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefore whatsoever.

Section 4. Assets and Liabilities of Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series together with all assets in which such consideration is invested or reinvested all income earnings profits and proceeds thereof including any proceeds derived from the sale exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as assets belonging to that Series. The assets belonging to a Series shall belong only to that Series for all purposes and to no other Series subject only to the rights of creditors of that Series. Any assets income earnings profits and proceeds thereof funds or payments which are not readily iden tifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes and such assets earnings income profits or funds or payments and proceeds thereof shall be referred to as assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of the Trust and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses costs charges and reserves attributable to that Series except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities expenses costs charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

Without limiting the foregoing but subject to the right of the Trustees to allocate general liabilities expenses costs charges or reserves as herein provided the debts liabilities obligations and expenses incurred contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and not against the assets of the Trust generally or of any other Series. Notice of this contractual limitation on liabilities among Series may in the Trustees discretion be set forth in the certificate of trust of the Trust whether originally or by amendment as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act and upon the giving of such notice in the certificate of trust the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust shall become applicable to the Trust and each Series. Any person extending credit to contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.

Section 5. Ownership and Transfer of Shares. The Trust shall maintain a register containing the names and addresses of the Shareholders of each Series and Class thereof the number of Shares of each Series and Class held by such Shareholders and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares whether or not represented by certificates.

Section 6. Status of Shares Limitation of Shareholder Liability. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument. Every Shareholder by virtue of having acquired a Share shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto. No Shareholder shall be personally liable for the debts liabilities obligations and expenses incurred by contracted for or otherwise existing with respect to the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series however the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.
ARTICLE V
DISTRIBUTIONS AND REDEMPTIONS
Section 1. Distributions. The Trustees may declare and pay dividends and other distributions including dividends on Shares of a particular
Series and other distributions from the assets belonging to that Series.
The amount of dividends or other distributions and their form of payment whether they are in cash Shares or other Trust Property shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be paid pro rata to the Shareholders of that Series in proportion to in the sole and absolute discretion of the Trustees a the number of Shares of that Series those Shareholders held on the record date established for such payment or b the relative net asset values of the Shares of that Series of those Shareholders held on such date except that such dividends and other distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans cash dividend payout plans or similar plans as the Trustees deem appropriate.

Section 2. Redemptions. Each Shareholder of a Series shall have the right at such times as may be permitted by the Trustees to require the Series to redeem all or any part of his Shares at a redemption price per Share equal to the Net Asset Value per Share at such time as the Trustees shall have prescribed by resolution. In the absence of such resolution the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in the Trusts Registration Statement for that Series under the Securities Act of 1933. The Trustees may specify conditions prices and places of redemption and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value or may be in cash. Upon redemption
Shares may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees including the failure of a Shareholder to supply a personal identification number if required to do so or to have the minimum investment required or to pay when due for the purchase of Shares issued to him. To the extent permitted by law the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class. Notwithstanding the foregoing the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

Section 3. Determination of Net Asset Value. The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations.
 The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or in the absence of action by the Trustees as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

Section 4. Suspension of Right of Redemption. If as referred to in Section 2 of this Article the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares such suspension shall take effect at the time the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset
Value per Share next determined after the suspension terminates.

Section 5. Redemptions Necessary for Qualification as Regulated Investment Company. If the Trustees shall determine that direct or indirect ownership of Shares of any Series has or may become concentrated in any person to an extent which would disqualify any Series as a regulated investment company under the Internal Revenue Code then the Trustees shall have the power but not the obligation by lot or other means they deem equitable to a call for redemption by any such person of a number or principal amount of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and b refuse to transfer or issue Shares to any person whose acquisition of Shares in question would in the Trustees judgment result in such disqualification.
Any such redemption shall be effected at the redemption price and in the manner provided in this Article. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

ARTICLE VI
SHAREHOLDERS VOTING POWERS AND MEETINGS
Section 1. Voting Powers. The Shareholders shall have power to vote only with respect to a the election of Trustees as provided in Section 2 of this Article b the removal of Trustees as provided in Article II Section 3d c any investment advisory or management contract as provided in Article VII
Section 1 d any termination of the Trust as provided in Article X Section
4 e the amendment of this Trust Instrument to the extent and as provided in Article X Section 8 and f such additional matters relating to the Trust as may be required or authorized by law this Trust Instrument or the Bylaws or any registration of the Trust with the Commission or any State or as the Trustees may consider desirable.

On any matter submitted to a vote of the Shareholders all Shares shall be voted by individual Series or Class except a when required by the 1940 Act Shares shall be voted in the aggregate and not by individual Series or Class and b when the Trustees have determined that the matter affects the interests of more than one Series or Class then the Shareholders of all such Series or Classes shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Shareshall be entitled to a proportionate fractional vote. There shall be no umulative voting in the election of Trustees. Shares may be voted inperson or by proxy or in any manner provided for in the Bylaws. The Bylaws ay provide that proxies may be given by any electronic or telecommunications device or in any other manner but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees Shares may be voted only in person or by written proxy. Until Shares of a Series are issued as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law this Trust Instrument or the Bylaws.

Section 2. Meetings of Shareholders. The first Shareholders meeting shall be held to elect Trustees at such time and place as the Trustees designate. Special meetings of the Shareholders of any Series or Class may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least ten percent of the Outstanding Shares of such Series or Class entitled to vote. Shareholders shall be entitled to at least fifteen days notice of any meeting given as determined by the Trustees.

Section 3. Quorum Required Vote. Onethird of the Outstanding Shares of each Series or Class or onethird of the Outstanding Shares of the Trust entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders meeting with respect to such Series or Class or with respect to the entire Trust respectively. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders meeting may be held within a reasonable time without further notice.
Except when a larger vote is required by law this Trust Instrument or the Bylaws a majority of the Outstanding Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Outstanding Shares shall elect a Trustee provided that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes then a majority of the Outstanding Shares of that Series or Class or if required by law a Majority Shareholder Vote of that Series or Class voted in person or by proxy voted on the matter shall decide that matter insofar as that Series or Class is concerned. Shareholders may act as to the Trust or any Series or Class by the written consent of a majority or such greater amount as may be required by applicable law of the Outstanding Shares of the Trust or of such Series or Class as the case may be.
ARTICLE VII
CONTRACTS WITH SERVICE PROVIDERS
Section 1. Investment Adviser. Subject to a Majority Shareholder Vote the Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series providing for investment advisory services statistical and research facilities and services and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more subadvisers.

Section 2. Principal Underwriter. The Trustees may enter into contracts on behalf of the Trust or any Series or Class providing for the distribution and sale of Shares by the other party either directly or as sales agent on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares subject to the requirements of Section 12 of the 1940 Act Rule 12b1 thereunder and other applicable rules and regulations.

Section 3. Transfer Agency Shareholder Services and Administration Agreements. The Trustees on behalf of the Trust or any Series or Class may enter into transfer agency agreements Shareholder service agreements and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees.

Section 4. Custodian. The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of Section 17f of the 1940 Act and the rules thereunder. The Trustees on behalf of the Trust or any Series may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees providing for the custodian among other things to a hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing b to receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere c to disburse such funds upon orders or vouchers and d to employ one or more subcustodians.

Section 5. Parties to Contracts with Service Providers. The Trustees may enter into any contract referred to in this Article with any entity although one more of the Trustees or officers of the Trust may be an officer director trustee partner shareholder or member of such entity and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his capacity as Trustee and/or Shareholder or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom provided that the contract was reasonable and fair and not inconsistent with this Trust Instrument or the Bylaws.

Any contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect its termination and the method of authorization and approval of such contract or renewal. No amendment to a contract referred to in Section 1 of this Article shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act and the rules and orders thereunder.
ARTICLE VIII
EXPENSES OF THE TRUST AND SERIES
Subject to Article IV Section 4 the Trust or a particular Series shall pay or shall reimburse the Trustees from the Trust estate or the assets belonging to the particular Series for their expenses and disbursements including but not limited to interest charges taxes brokerage fees and commissions expenses of issue repurchase and redemption of Shares certain insurance premiums applicable fees interest charges and expenses of third parties including the Trusts investment advisers managers administrators distributors custodians transfer agents and fund accountants fees of pricing interest dividend credit and other reporting services costs of membership in trade associations telecommunications expenses funds transmission expenses auditing legal and compliance expenses costs of forming the Trust and its Series and maintaining its existence costs of preparing and printing the prospectuses of the Trust and each Series statements of additional information and Shareholder reports and delivering them to Shareholders expenses of meetings of Shareholders and proxy solicitations therefor costs of maintaining books and accounts costs of reproduction stationery and supplies fees and expenses of the Trustees compensation of the Trusts officers and employees and costs of other personnel performing services for the Trust or any Series costs of Trustee meetings Commission registration fees and related expenses state or foreign securities laws registration fees and related expenses and for such nonrecurring items as may arise including litigation to which the Trust or a Series or a Trustee or officer of the Trust acting as such is a party and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series or in the case of an expense allocable to more than one Series on the ass ets of each such Series prior to any rights or interests of the Shareholders thereto for the reimbursement to them of such expenses disbursements losses and liabilities.

ARTICLE IX
LIMITATION OF LIABILITY AND INDEMNIFICATION
Section 1. Limitation of Liability. All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series for payment under such contract or claim and neither the Trustees nor any of the Trusts officers employees or agents whether past present or future shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of the m or any officer agent employee investment adviser or independent contractor of the Trust but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance bad faith gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 2. Indemnification. a Subject to the exceptions and limitations contained in subsection b below:

i	every person who is or has been a Trustee or an officer employee or agent of the Trust Covered Person shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim action suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof

ii	as used herein the words claim action suit or proceeding shall apply to all claims actions suits or proceedings civil criminal or other including appeals actual or threatened and the words liability and expenses shall include without limitation attorneys fees costs judgments amounts paid in settlement fines penalties and other liabilities.

b	No indemnification shall be provided hereunder to a Covered Person:

i	who shall have been adjudicated by a court or body before which the proceeding was brought A to be liable to the Trust or its Shareholders by reason of willful misfeasance bad faith gross negligence or reckless disregard of the duties involved in the conduct of his office or B not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or

ii	in the event of a settlement unless there has been a determination that such Covered Person did not engage in willful misfeasance bad faith gross negligence or reckless disregard of the duties involved in the conduct of his office A by the court or other body approving the settlement
B by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts as opposed to a full trialtype inquiry or C by written opinion of independent legal counsel based upon a review of readily available facts as opposed to a full trialtype inquiry.

c	The rights of indemnification herein provided may be insured against by policies maintained by the Trust shall be severable shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled and shall inure to the benefit of the heirs executors and administrators of a Covered Person.

d	To the maximum extent permitted by applicable law expenses in connection with the preparation and presentation of a defense to any claim action suit or proceeding of the character described in subsection a of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section provided however that either i such Covered Person shall have provided appropriate security for such undertaking ii the Trust is insured against losses arising out of any such advance payments or iii either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter or independent legal counsel in a written opinion shall have determined based upon a eview of readily available facts as opposed to a full trialtype inquiry that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

e	Any repeal or modification of this Article IX by the Shareholders of the Trust or adoption or modification of any other provision of the Trust Instrument or Bylaws inconsistent with this Article shall be prospective only to the extent that such repeal or modification would if applied retrospectively adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal modification or adoption.

Section 3. Indemnification of Shareholders. If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason the Shareholder or former Shareholder or his heirs executors administrators or other legal representatives or in the case of any entity its general successor shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust on behalf of the affected Series shall upon request by such Shareholder assume the defense of any claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

ARTICLE X
MISCELLANEOUS
Section 1. Trust Not a Partnership. This Trust Instrument creates a trust and not a partnership. No Trustee shall have any power to bind personally either the Trusts officers or any Shareholder.

Section 2. Trustee Action Expert Advice No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Trust Instrument and subject to the provisions of Article IX shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such nor any surety if a bond is obtained.

Section 3. Record Dates. The Trustees may fix in advance a date up to ninety 90 days before the date of any Shareholders meeting or the date for the payment of any dividends or other distributions or the date for the allotment of rights or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of such dividend or other distribution or to receive any such allotment of rights or to exercise such rights in respect of any such change conversion or exchange of Shares.

Section 4. Termination of the Trust. a This Trust shall have perpetual existence. Subject to a Majority Shareholder Vote of the Trust or of each Series to be affected the Trustees may

i	sell and convey all or substantially all of the assets of the Trust or any affected Series to another Series or to another entity which is an openend investment company as defined in the 1940 Act or is a series thereof for adequate consideration which may include the assumption of all outstanding obligations taxes and other liabilities accrued or contingent of the Trust or any affected Series and which may include shares of or interests in such Series entity or series thereof or

ii	at any time sell and convert into money all or substantially all of the assets of the Trust or any affected Series.

Upon making reasonable provision for the payment of all known liabilities of the Trust or any affected Series in either i or ii by such assumption or otherwise the Trustees shall distribute the remaining proceeds or assets as the case may be ratably among the Shareholders of the Trust or any affected Series however the payment to any particular Class of such Series may be reduced by any fees expenses or charges allocated to that Class.

b	The Trustees may take any of the actions specified in subsection a
i and ii above without obtaining a Majority Shareholder Vote of the Trust or any Series if a majority of the Trustees determines that the continuation of the Trust or Series is not in the best interests of the Trust such Series or their respective Shareholders as a result of factors or events adversely affecting the ability of the Trust or such Series to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of the Trust or a Series to maintain its assets at an appropriate size changes in laws or regulations governing the Trust or the Series or affecting assets of the type in which the Trust or Series invests or economic developments or trends having a significant adverse impact on the business or operations of the Trust or such Series.

c	Upon completion of the distribution of the remaining proceeds or assets pursuant to subsection a the Trust or affected Series shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties hereunder with respect thereto and the right title and interest of all parties therein shall be canceled and discharged. Upon termination of the Trust following completion of winding up of its business the Trustees shall cause a certificate of cancellation of the Trusts certificate of trust to be filed in accordance with the Delaware Act which certificate of cancellation may be signed by any one Trustee.

Section 5. Reorganization. Notwithstanding anything else herein to change the Trusts form of organization the Trustees may without Shareholder approval a cause the Trust to merge or consolidate with or into one or more entities if the surviving or resulting entity is the Trust or another openend management investment company under the 1940 Act or a series thereof that will succeed to or assume the Trusts registration under the 1940 Act or b cause the Trust to incorporate under the laws of Delaware. Any agreement of merger or consolidation or certificate of merger may be signed by a majority of Trustees and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

Pursuant to and in accordance with the provisions of Section 3815f of the Delaware Act an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

Section 6. Trust Instrument. The original or a copy of this Trust Instrument and of each amendment hereto or Trust Instrument supplemental shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments or supplements and as to any matters in connection with the Trust. The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument. This Trust Instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 7. Applicable Law. This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware provided however that there shall not be applicable to the Trust the Trustees or this Trust Instrument a the provisions of Section 3540 of Title 12 of the Delaware Code or b any provisions of the laws statutory or common of the State of Delaware other than the Delaware Act pertaining to trusts which relate to or regulate i the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges ii affirmative requirements to post bonds for trustees officers agents or employees of a trust iii the necessity for obtaining court or other governmental approval concerning the acquisition holding or disposition of real or pe rsonal property iv fees or other sums payable to trustees officers agents or employees of a trust v the allocation of receipts and expenditures to income or principal vi restrictions or limitations on the permissible nature amount or concentration of trust investments or requirements relating to the titling storage or other manner of holding of trust assets or vii the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware business trust and without limiting the provisions hereof the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be eng aged in by trusts under the Delaware Act and the absence of a specific reference herein to any such power privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 8. Amendments. The Trustees may without any Shareholder vote amend or otherwise supplement this Trust Instrument by making an amendment a Trust Instrument supplemental hereto or an amended and restated trust instrument provided that Shareholders shall have the right to vote on any amendment a which would affect the voting rights of Shareholders granted in Article VI Section 1 b to this Section 8 c required to be approved by Shareholders by law or by the Trusts registration statements filed with the Commission and d submitted to them by the Trustees in their discretion. Any amendment submitted to Shareholders which the Trustees determine would affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series and no vote shall be required of Shareholders of a Series not affected. Notwithstanding anything else herein any amendmen t to Article IX which would have the effect of reducing the indemnification and other rights provided thereby to Trustees officers employees and agents of the Trust or to Shareholders or former Shareholders and any repeal or amendment of this sentence shall each require the affirmative vote of the holders of twothirds of the Outstanding Shares of the Trust entitled to vote thereon.

Section 9. Fiscal Year. The fiscal year of the Trust shall end on a specified date as set forth in the ByLaws. The Trustees may change the fiscal year of the Trust without Shareholder approval.

Section 10. Severability. The provisions of this Trust Instrument are severable. If the Trustees determine with the advice of counsel that any provision hereof conflicts with the 1940 Act the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument provided however that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.




  TABLE OF CONTENTS
PAGE

ARTICLE I Definitions
                                                                    1
ARTICLE IIThe Trustees
                                                                    2
      Section 1.  Management of the Trust
                                                                    2
      Section 2.  Initial Trustees Election and Number of Trustees
                                                                    2
      Section 3.  Term of Office of Trustees
                                                                    3
      Section 4.  Vacancies Appointment of Trustees
                                                                    3
      Section 5.  Temporary Vacancy or Absence
                                                                    3
      Section 6.  Chairman
                                                                    3
      Section 7.  Action by the Trustees
                                                                    4
      Section 8.  Ownership of Trust Property
                                                                    4
      Section 9.  Effect of Trustees Not Serving
                                                                    4
      Section 10.  Trustees etc. as Shareholders
                                                                    4
ARTICLE IIIPowers of the Trustees
                                                                    5
      Section 1.  Powers
                                                                    5
      Section 2.  Certain Transactions
                                                                    8
ARTICLE IVSeries Classes Shares
                                                                    8
      Section 1.  Establishment of Series or Class
                                                                    8
      Section 2.  Shares
                                                                    8
      Section 3.  Investment in the Trust
                                                                    9
      Section 4.  Assets and Liabilities of Series
                                                                    9
      Section 5.  Ownership and Transfer of Shares
                                                                    10
      Section 6.  Status of Shares Limitation of Shareholder Liability
                                                                    11
ARTICLE VDistributions and Redemptions
                                                                    11
      Section 1.  Distributions
                                                                    11
      Section 2.  Redemptions
                                                                    11
      Section 3.  Determination of Net Asset Value
                                                                    12
      Section 4.  Suspension of Right of Redemption
                                                                    12
      Section 5. Redemptions Necessary for Qualification as Regulated Investment Company
                                                                    12
ARTICLE VIShareholders Voting Powers and Meetings
                                                                    13
      Section 1.  Voting Powers
                                                                    13
      Section 2.  Meetings of Shareholders
                                                                    14
      Section 3.  Quorum Required Vote
                                                                    14
ARTICLE VIIContracts With Service Providers
                                                                    14
      Section 1.  Investment Adviser
                                                                    14
      Section 2.  Principal Underwriter
                                                                    15
      Section 3. Transfer Agency Shareholder Services and Administration Agreements
                                                                    15
      Section 4.  Custodian
                                                                    15
      Section 5.  Parties to Contracts with Service Providers
                                                                    15
ARTICLE VIIIExpenses of the Trust and Series
                                                                    16
ARTICLE IXLimitation of Liability and Indemnification
                                                                    16
      Section 1.  Limitation of Liability
                                                                    16
      Section 2.  Indemnification
                                                                    17
      Section 3.  Indemnification of Shareholders
                                                                    18
ARTICLE XMiscellaneous
                                                                    19
      Section 1.  Trust Not a Partnership
                                                                    19
      Section 2.  Trustee Action Expert Advice No Bond or Surety
                                                                    19
      Section 3.  Record Dates
                                                                    19
      Section 4.  Termination of the Trust
                                                                    19
      Section 5.  Reorganization
                                                                    20
      Section 6.  Trust Instrument
                                                                    21
      Section 7.  Applicable Law
                                                                    21
      Section 8.  Amendments
                                                                    22
      Section 9.  Fiscal Year
                                                                    22
      Section 10.  Severability
                                                                    22





    TRUST INSTRUMENT
                          NEUBERGER BERMAN EQUITY FUNDS

                                   SCHEDULE A

Neuberger Berman Investor Class

      Neuberger Berman Century Fund
      Neuberger Berman Fasciano Fund
      Neuberger Berman Focus Fund
      Neuberger Berman Genesis Fund
      Neuberger Berman Guardian Fund
      Neuberger Berman International Fund
      Neuberger Berman Manhattan Fund
      Neuberger Berman Millennium Fund
      Neuberger Berman Partners Fund
      Neuberger Berman Regency Fund
      Neuberger Berman Socially Responsive Fund

Neuberger Berman Trust Class

      Neuberger Berman Focus Fund
      Neuberger Berman Genesis Fund
      Neuberger Berman Guardian Fund
      Neuberger Berman International Fund
      Neuberger Berman International Large Cap Fund
      Neuberger Berman Manhattan Fund
      Neuberger Berman Millennium Fund
      Neuberger Berman Partners Fund
      Neuberger Berman Real Estate Fund
      Neuberger Berman Regency Fund
      Neuberger Berman Socially Responsive Fund

Neuberger Berman Advisor Class

      Neuberger Berman Fasciano Fund
      Neuberger Berman Focus Fund
      Neuberger Berman Genesis Fund
      Neuberger Berman Guardian Fund
      Neuberger Berman Manhattan Fund
      Neuberger Berman Millennium Fund
      Neuberger Berman Partners Fund

Neuberger Berman Institutional Class

      Neuberger Berman Genesis Institutional Fund

Neuberger Berman International Institutional Fund

Dated:      June 30 2006






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